Exhibit 8.1

Sullivan & Worcester LLP	T 617 338 2800
One Post Office Square	F 617 338 2880
Boston, MA 02109	www.sandw.com

      February 4, 2009

Senior Housing Properties Trust

400 Centre Street

Newton, Massachusetts 02458

Ladies and Gentlemen:

The following opinion is furnished to Senior Housing Properties Trust, a Maryland real estate investment trust (the “Company”), to be filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 8.1 to the Company’s Current Report on Form 8-K to be filed within one week of the date hereof (the “Form 8-K”) under the Securities Exchange Act of 1934, as amended.

We have acted as counsel for the Company in connection with its Registration Statement on Form S-3, File No. 333-135716 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), and we have reviewed originals or copies of the Registration Statement, such corporate records, such certificates and statements of officers and accountants of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth.  In doing so, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents.  Specifically, and without limiting the generality of the foregoing, we have reviewed: (i) the amended and restated declaration of trust and the amended and restated by-laws of the Company, each as amended to date, and in the case of the declaration of trust, as supplemented; (ii) the prospectus supplement dated February 4, 2009 (the “Prospectus Supplement”) to the final prospectus dated July 12, 2006 (as supplemented by the Prospectus Supplement, the “Prospectus”), which forms a part of the Registration Statement, relating to, inter alia, the Company’s offering of Common Shares of Beneficial Interest in the Company; and (iii) the sections of Item 1 of the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2007 (the “Form 10-K”) captioned “Federal Income Tax Considerations” and “ERISA Plans, Keogh Plans and Individual Retirement Accounts”.

BOSTON NEW YORK WASHINGTON, DC

The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, “Tax Laws”), and upon the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, “ERISA Laws”).  No assurance can be given that Tax Laws or ERISA Laws will not change.  In preparing the discussions with respect to Tax Laws matters and ERISA Laws matters in the sections of Item 1 of the Form 10-K captioned “Federal Income Tax Considerations” and “ERISA Plans, Keogh Plans and Individual Retirement Accounts”, as supplemented by the section of the Prospectus Supplement captioned “Federal income tax and ERISA considerations”,  we have made certain assumptions therein and expressed certain conditions and qualifications therein, all of which assumptions, conditions and qualifications are incorporated herein by reference.  With respect to all questions of fact on which our opinion is based, we have assumed the initial and continuing truth, accuracy and completeness of:  (i) the information set forth in the Form 10-K, the Prospectus, and in the documents incorporated therein by reference; and (ii) representations made to us by officers of the Company or contained in the Form 10-K, the Prospectus, and in the documents incorporated therein by reference, in each such instance without regard to qualifications such as “to the best knowledge of” or “in the belief of”.  We have not independently verified such information.

We have relied upon, but not independently verified, the foregoing assumptions.  If any of the foregoing assumptions are inaccurate or incomplete for any reason, or if the transactions described in the Form 10-K, the Prospectus, or the documents incorporated therein by reference have been consummated in a manner that is inconsistent with the manner contemplated therein, our opinion as expressed below may be adversely affected and may not be relied upon.

Based upon and subject to the foregoing, we are of the opinion that the discussions with respect to Tax Laws matters and ERISA Laws matters in the sections of Item 1 of the Form 10-K captioned “Federal Income Tax Considerations” and “ERISA Plans, Keogh Plans and Individual Retirement Accounts”, as supplemented by the discussion in the section of the Prospectus Supplement captioned “Federal income tax and ERISA considerations”, in all material respects are accurate and fairly summarize the Tax Laws issues and the ERISA Laws issues addressed therein as applied to the Company and to the Company’s operations and investments, and hereby confirm that the opinions of counsel referred to in said sections represent our opinions on the subject matter thereof.  In addition to those matters discussed in the section of the Prospectus Supplement captioned “Federal income tax and ERISA considerations”, the Housing Assistance Tax Act of 2008 (P.L. 110-289, 7/30/2008) revised certain other aspects of the Tax Laws discussed in the section of Item 1 of the Form 10-K captioned “Federal Income Tax Considerations”; however, we are of the opinion that those statutory revisions are generally not expected to materially affect the federal income tax consequences of the Company’s operations or investments.

Our opinion above is limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions.  Further, we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in Tax Laws or ERISA Laws.

This opinion is intended solely for the benefit and use of the Company, and is not to be used, released, quoted, or relied upon by anyone else for any purpose (other than as required by law) without our prior written consent.  We hereby consent to the filing of a copy of this opinion as an exhibit to the Form 8-K, which is incorporated by reference in the Company’s Registration Statement, and to the references to our firm in the Prospectus Supplement and such Registration Statement.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP

SULLIVAN & WORCESTER LLP